UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2009

Cytomedix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	01-32518	23-3011702
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

416 Hungerford Drive, Suite 330, Rockville, Maryland 20850
(Address of Principal Executive Office) (Zip Code)

240-499-2680
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

           Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On November 12, 2009, the Board of Directors (the “Board”) of Cytomedix, Inc. (the “Company”) appointed Dr. Craig Mendelsohn to serve on the Board and on the Nominating & Governance and Compensation Committees of the Board. Mark McLoughlin stepped down from his Nominating & Governance Committee position and was appointed to the Audit Committee of the Board. Following these appointments, the Audit Committee consists of Eric Winzer (Chair), Marc McLoughlin and Stephen Keith, all of whom are “independent” as such term is defined under the federal securities laws and the NYSE Amex Company Guide.

Dr. Mendelsohn, age 55, is Vice President and Deputy General Counsel for the American Red Cross where he is responsible for managing a staff of attorneys that provide counsel to the Biomedical Services division at the organization, while providing guidance and legal counsel to executive management and the Board of Governors. From 2002 until he joined American Red Cross, he held senior-level Medical Director and Regulatory Affairs positions for a number of medical device and pharmaceutical companies including Cardinal Health (2007-2008), Core Dynamics, Inc. (2005-2007) and ZLB Bioplasma, Inc. (2002-2004), as well as at the Plasma Protein Therapeutics Association (2001-2002). Dr. Mendelsohn began his legal career in 1994 at the Washington, D.C. headquarters of Hogan & Hartson, an international full-service law firm, as a member of the Food, Drug, Agriculture, and Medical Devices Group.  Dr. Mendelsohn also had a private practice in ophthalmology for ten years prior to obtaining his law degree.  Dr. Mendelsohn received his Juris Doctor, Cum Laude from Georgetown University Law Center, his Doctor of Medicine from George Washington University Medical Center, and his Bachelor of Arts in Chemistry from Emory University.

There is no arrangement or understanding between Dr. Mendelsohn and any other persons pursuant to which he was appointed as discussed above. Nor are there any family relationships between Dr. Mendelsohn and any executive officers and directors. Further, there are no transactions involving the Company and such persons which transaction would be reportable pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Upon Dr. Mendelsohn’s appointments to the Board and the Board Committees, the Board granted him 5,000 options, under the Company’s Long-Term Incentive Plan, to purchase common stock, at an exercise price equal to $0.48 per share, the closing stock price on November 12, 2009, to expire on November 12, 2019, vesting immediately.

Following the foregoing changes, the Board currently consists of 7 members: Stephen Keith, James Benson, Mark McLoughlin, Craig Mendelsohn, David Jorden, Martin Rosendale and Eric Winzer.

Item 8.01          Other Events

On November 13, 2009, the Company issued a press release relating to the foregoing, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01          Exhibits

        99.1    Press release dated November 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cytomedix, Inc.

By:	/s/ Andrew Maslan
Andrew Maslan Chief Financial Officer

Date:  November 13, 2009